Exhibit 99.1

Advent Technologies Reports Q1 2023 Results

●	Entered into a joint development agreement with Hyundai following the conclusion of a successful technology assessment.
●	Collaboration with Siemens Energy for maritime fuel cell solution, integrating combined reformer/fuel cell modules into power supply systems for yachts.
●	Opening of the new Hood Park manufacturing facility in Boston, MA, for state-of-the-art development and scale-up production.
●	Agreement with BASF to establish end-to-end supply chain for hydrogen fuel cell systems in Europe.
●	Working actively with the Greek State for the timely signing of Advent’s Green HiPo project, following official ratification from the European Commission for funding of up to €782.1 million under the Important Projects of Common European Interest (“IPCEI”) Hy2Tech Program.

BOSTON, MA. – May 15, 2023 – Advent Technologies Holdings, Inc. (NASDAQ: ADN) (“Advent” or the “Company”), an innovation-driven leader in the fuel cell and hydrogen technology space, today announced consolidated financial results for the three months ended March 31, 2023. All amounts are in U.S. dollars unless otherwise noted and have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”).

Q1 2023 Financial Highlights

(All comparisons are to Q1 2022, unless otherwise stated)

●	Revenue of $1.0 million and income from grants of $0.5 million, for a total of $1.5 million.
●	Operating expenses of $11.6 million, a year-over-year decrease of $1.0 million, as administrative cost reductions implemented throughout 2022 were partially offset by an increase in research and development expenses.
●	Net loss in Q1 of $(12.0) million or $(0.23) per share.
●	Unrestricted cash reserves were $19.5 million as of March 31, 2023, a decrease of $13.4 million from December 31, 2022, driven by R&D and administrative and selling expenses, as well as annual insurance renewals, a $2.2 million increase in inventory and $1.9 million of capex spending in the first quarter.

“We have further consolidated our operations and continue to develop our state-of-the-art technology, which has resulted in marked progress with joint development agreements and technology assessments. The focus towards the mobility sector and stationary power sector has been endorsed by significant opportunity wins for Advent,” said Dr. Vasilis Gregoriou, Chairman and CEO of Advent Technologies. “We shall remain focused on successfully developing innovative fuel cell systems and expanding our collaboration agreements with world-class partners.”

Business Updates

Joint Development Agreement with Hyundai Motor Company (“Hyundai”): On March 22, 2023, Advent and Hyundai announced the conclusion of a successful technology assessment. The assessment evaluated Advent’s proprietary MEA technology for supplying Hyundai’s high-temperature fuel cell needs, and following its success, the two companies entered into a Joint Development Agreement (“JDA”). The JDA solidifies the interest of one of the world leaders in fuel cell technology to further develop the HT-PEM technology in collaboration with Advent. The first step of the JDA focuses on the MEA. Advent’s goal is to provide its MEAs and its HT-PEM fuel cell development expertise to co-develop with automotive manufacturers the next generation of fuel cells for heavy-duty mobility. The HT-PEM fuel cell technology is highly differentiated compared with the current LT-PEM technology because it allows a vehicle to operate with efuels such as eMethanol, biofuels, and low-purity hydrogen. It allows higher impurity in the hydrogen fuel or air intake, each of which are very common and have repeatedly hampered LT-PEM deployments in real-world conditions. HT-PEM fuel cells have built-in resilience, as they do not rely on water for conductivity, therefore eliminating the problems of operating in extreme heat, cold, or humid conditions, and have a higher efficiency as a result of their high-temperature operation which allows for optimized cooling, a critical performance parameter for heavy-duty trucks and aircraft. Based on these advantages, Advent will pursue strategic joint development agreements to achieve its goal of supplying key MEA components and technology to the mobility market.

Maritime Fuel Cell Solution for Superyachts: On February 9, 2023, Advent announced a new maritime collaboration with Siemens Energy, a globally renowned energy technology company, offering sustainable solutions across the entire energy value chain. Advent and Siemens Energy will work together to develop a 50kW–500kW maritime fuel cell solution for a range of superyachts, which will provide a sustainable and reliable source of auxiliary power and offer improved power density. This maritime fuel cell solution is initially expected to be used as a hybrid power source, enabling clean electricity generation instead of using conventional diesel engines and generators for procedures such as anchoring and maneuvering. As part of the agreement, Siemens Energy has placed an initial order for twenty of Advent’s methanol-powered Serene fuel cell systems. Following the completion of this project, the two parties will explore the potential of developing similar solutions for a wider range of business applications beyond maritime, such as industrial power solutions.

Hood Park R&D and Manufacturing Facility: On March 6, 2023, Advent announced that it opened its new R&D and manufacturing facility at Hood Park in Boston, Massachusetts. Less than one month later, on April 3, 2023, Massachusetts Governor Maura Healey, along with other elected officials, esteemed guests and business partners, attended the grand opening celebration. Hood Park will enable Advent to scale-up and deliver on the increasing global demand for electrochemical components in the clean energy sector by including state-of-the-art coating machines to support the seamless transition from prototypes to production runs for advanced membranes and electrodes; a complete analytical facility dedicated to quality control, performance analysis, and improving product lifetime; fuel cell and water electrolysis test stations for statistical process control and development of next-generation MEA materials, and a mechanical engineering lab for developing automated assembly processes for MEAs. One of the products to be manufactured at Hood Park is the Ion Pair™ Advent MEA which is currently being developed within the framework of L’Innovator, the Company’s joint development program with the U.S. Department of Energy.  Advent intends that its proprietary fuel cell products, such as Serene and Honey Badger 50™, will use the Ion Pair™ Advent MEAs beginning in 2024. The Company expects that the introduction of the Ion Pair™ Advent MEA will significantly reduce the cost of our Serene flagship product suite and thus expand the immediately addressable market. Furthermore, the expected system increase in power density and lifetime will highly differentiate Advent’s fuel cells in the heavy-duty mobility industry.

Agreement with BASF: On May 9, 2023, Advent and BASF Environmental Catalyst and Metal Solutions, a global leader in precious metals and catalysis, jointly announced a new agreement to join efforts in building a closed loop component supply chain for fuel cells and enter discussions to extend the partnership into the field of water electrolysis. For 20 years, BASF Environmental Catalyst and Metal Solutions has been a leader in membrane and MEA technology for HT-PEM fuel cells with a strong foundation in precious metal services and catalysis. HT-PEM fuel cells operate at 120 to 180°C, offer a broad operating window and tolerate impurities in the hydrogen fuel source. The fuel cells also enable simplified cooling and need no humidification. Advent offers competitive fuel cell systems for stationary and portable applications based on methanol and on-site reforming. In the future, HT-PEM fuel cells will also be available for heavy duty mobility and maritime power uses. The scope of the agreement includes BASF’s role in scaling up MEA production at Advent’s planned state-of-the-art manufacturing facility in Western Macedonia, Greece, while offering Advent its full portfolio of products and services to enable circularity in key materials. Both companies will cooperate on BASF’s latest membrane development, Celtec®-Z, and the new Ion Pair™ MEA by Advent, aiming for improved performance, lifetime, and cost competitiveness.

Green HiPo Project: On March 29, 2023, Advent announced that its Chairman and CEO, Dr. Vasilis Gregoriou, was elected as the Chair of the IPCEI Hy2Tech Facilitation Group. The election took place at the 1st General Assembly for Hy2Tech and Hy2Use, two of the European Union’s IPCEIs, which aim to promote research, innovation, and the first industrial deployment of hydrogen technology infrastructure in Europe. The General Assembly was held on March 28, 2023, in Berlin, and was attended by executives from companies with projects ratified by the EU under the IPCEI framework, as well as government and EU officials. Advent’s Green HiPo project received a notification in June 2022 for up to €782.1 million in funding from the Greek State, the highest amount of funding received for a project under IPCEI Hy2Tech. The European Union officially ratified the project in July 2022. Green HiPo will be based in the Western Macedonia region of Greece, where a state-of-the-art facility will be established for the R&D and production of innovative fuel cells and electrolyzer systems. Advent has been actively working with the Greek State for the timely signing of the contract.

Dr. Gregoriou concluded, “Advent continues to make significant progress, and with the endorsement of our technology platform and products, we now have a commercial portfolio that will advance throughout 2023 and beyond. We will continue to consolidate our business with a view to maximizing efficiency and effectiveness throughout our global operations, and to focus on core markets and significant projects. The opening of our R&D and manufacturing facility at Hood Park provides an anchor for our operations in North America. The Greek State is progressing with the process for initiating the Green HiPo project, and we will provide an update at the appropriate time. I remain confident in the potential of Advent and our technology, and I am very optimistic that we will continue to increase market share as economies embrace clean energy and decarbonization.”

Conference Call

The Company will host a conference call on Monday, May 15, 2023, at 9:00 AM ET to discuss its results.

To access the call please dial (888) 660-6182 from the United States, or (929) 203-0891 from outside the U.S. The conference call I.D. number is 3273042. Participants should dial in 5 to 10 minutes before the scheduled time.

A replay of the call can also be accessed via phone through May 29, 2023, by dialing (800) 770-2030 from the U.S., or (647) 362-9199 from outside the U.S. The conference I.D. number is 3273042.

About Advent Technologies Holdings, Inc.

Advent Technologies Holdings, Inc. is a U.S. corporation that develops, manufactures, and assembles complete fuel cell systems, and the critical components for fuel cells in the renewable energy sector. Advent is headquartered in Boston, Massachusetts, with offices in California, Greece, Denmark, Germany and the Philippines. With more than 150 patents issued, pending, or licensed worldwide for fuel cell technology, Advent holds the IP for next-generation HT-PEM that enable various fuels to function at high temperatures and under extreme conditions – offering a flexible option for the automotive, aviation, defense, oil and gas, maritime, and power generation sectors. For more information, please visit  www.advent.energy.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the Company’s ability to maintain the listing of the Company’s common stock on Nasdaq; future financial performance; public securities’ potential liquidity and trading; impact from the outcome of any known and unknown litigation; ability to forecast and maintain an adequate rate of revenue growth and appropriately plan its expenses; expectations regarding future expenditures; future mix of revenue and effect on gross margins; attraction and retention of qualified directors, officers, employees, and key personnel; ability to compete effectively in a competitive industry; ability to protect and enhance our corporate reputation and brand; expectations concerning our relationships and actions with our technology partners and other third parties; impact from future regulatory, judicial and legislative changes to the industry; ability to locate and acquire complementary technologies or services and integrate those into the Company’s business; future arrangements with, or investments in, other entities or associations; and intense competition and competitive pressure from other companies worldwide in the industries in which the Company will operate; and the risks identified under the heading “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2023, as well as the other information we file with the SEC. We caution investors not to place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and we undertake no obligation to update or revise any of these statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Presentation of Non-GAAP Financial Measures

In addition to the results provided in accordance with U.S. GAAP throughout this press release, the Company has provided non-GAAP financial measures - Adjusted Net Income / (Loss) and Adjusted EBITDA - which present results on a basis adjusted for certain items. The Company uses these non-GAAP financial measures for business planning purposes and in measuring its performance relative to that of its competitors. The Company believes that these non-GAAP financial measures are useful financial metrics to assess its operating performance from period-to-period by excluding certain items that the Company believes are not representative of its core business. These non-GAAP financial measures are not intended to replace, and should not be considered superior to, the presentation of the Company’s financial results in accordance with GAAP. The use of the terms Adjusted Net Income / (Loss) and Adjusted EBITDA may differ from similar measures reported by other companies and may not be comparable to other similarly titled measures. These measures are reconciled from the respective measures under GAAP in the appendix below.

Contacts

Advent Technologies Holdings, Inc.

Naiem Hussain

nhussain@advent.energy

Chris Kaskavelis

press@advent.energy

###

ADVENT TECHNOLOGIES HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in USD thousands, except share and per share amounts)

	As of
	March 31, 2023 (Unaudited)	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$19,545	$32,869
Accounts receivable	563	979
Contract assets	294	52
Inventories	14,858	12,620
Prepaid expenses and Other current assets	3,739	2,980
Total current assets	38,999	49,500
Non-current assets:
Goodwill	5,742	5,742
Intangibles, net	5,843	6,062
Property and equipment, net	20,162	17,938
Right-of-use assets	4,024	4,055
Other non-current assets	5,754	5,971
Available for sale financial asset	326	320
Total non-current assets	41,851	40,088
Total assets	$80,850	$89,588
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade and other payables	$5,397	$4,680
Deferred income from grants, current	833	801
Contract liabilities	986	1,019
Other current liabilities	5,079	4,703
Operating lease liabilities	2,424	2,280
Income tax payable	187	183
Total current liabilities	14,906	13,666
Non-current liabilities:
Warrant liability	608	998
Long-term operating lease liabilities	9,407	9,802
Defined benefit obligation	80	72
Deferred income from grants, non-current	35	50
Other long-term liabilities	746	852
Total non-current liabilities	10,876	11,774
Total liabilities	25,782	25,440
Commitments and contingent liabilities
Stockholders’ equity
Common stock ($0.0001 par value per share; Shares authorized: 110,000,000 at March 31, 2023 and December 31, 2022; Issued and outstanding: 52,261,643 and 51,717,720 at March 31, 2023 and December 31, 2022, respectively)	5	5
Preferred stock ($0.0001 par value per share; Shares authorized: 1,000,000 at March 31, 2023 and December 31, 2022; nil issued and outstanding at March 31, 2023 and December 31, 2022)	-	-
Additional paid-in capital	177,081	174,509
Accumulated other comprehensive loss	(2,268)	(2,604)
Accumulated deficit	(119,750)	(107,762)
Total stockholders’ equity	55,068	64,148
Total liabilities and stockholders’ equity	$80,850	$89,588

ADVENT TECHNOLOGIES HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in USD thousands, except share and per share amounts)

	Three months ended March 31, (Unaudited)
	2023	2022
Revenue, net	$977	$1,256
Cost of revenues	(1,484)	(1,517)
Gross loss	(507)	(261)
Income from grants	534	508
Research and development expenses	(3,141)	(2,149)
Administrative and selling expenses	(8,489)	(10,498)
Amortization of intangibles	(221)	(699)
Operating loss	(11,824)	(13,099)
Fair value change of warrant liability	390	8,376
Finance income / (expenses), net	110	(10)
Foreign exchange gains / (losses), net	(41)	(17)
Other income / (expenses), net	173	(3)
Loss before income tax	(11,192)	(4,753)
Income taxes	(796)	657
Net loss	$(11,988)	$(4,096)
Net loss per share
Basic loss per share	(0.23)	(0.08)
Basic weighted average number of shares	52,003,168	51,253,591
Diluted loss per share	(0.23)	(0.08)
Diluted weighted average number of shares	52,003,168	51,253,591

ADVENT TECHNOLOGIES HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in USD thousands)

	Three months ended March 31, (Unaudited)
	2023	2022
Net Cash used in Operating Activities	$(11,448)	$(19,311)

Cash Flows from Investing Activities:
Purchases of property and equipment	(911)	(950)
Purchases of intangible assets	-	(13)
Advances for the acquisition of property and equipment	(976)	(50)
Receipt of government grants	-	3
Net Cash used in Investing Activities	$(1,887)	$(1,010)

Net decrease in cash, cash equivalents, restricted cash and restricted cash equivalents	$(13,335)	$(20,321)
Effect of exchange rate changes on cash, cash equivalent, restricted cash and restricted cash equivalents	11	(161)
Cash, cash equivalents, restricted cash and restricted cash equivalents at the beginning of the period	33,619	79,764
Cash, cash equivalents, restricted cash and restricted cash equivalents at the end of the period	$20,295	$59,282

Supplemental Cash Flow Information
Cash activities
Interest paid	$-	$6

Supplemental Non-GAAP Measures and Reconciliations

In addition to providing measures prepared in accordance with GAAP, we present certain supplemental non-GAAP measures. These measures are EBITDA, Adjusted EBITDA and Adjusted Net Income / (Loss), which we use to evaluate our operating performance, for business planning purposes and to measure our performance relative to that of our peers. These non-GAAP measures do not have any standardized meaning prescribed by GAAP and therefore may differ from similar measures presented by other companies and may not be comparable to other similarly titled measures. We believe these measures are useful in evaluating the operating performance of Advent’s ongoing business. These measures should be considered in addition to, and not as a substitute for net income, operating expense and income, cash flows and other measures of financial performance and liquidity reported in accordance with GAAP. The calculation of these non-GAAP measures has been made on a consistent basis for all periods presented.

EBITDA and Adjusted EBITDA

These supplemental non-GAAP measures are provided to assist readers in determining our operating performance. We believe this measure is useful in assessing performance and highlighting trends on an overall basis. We also believe EBITDA and Adjusted EBITDA are frequently used by securities analysts and investors when comparing our results with those of other companies. EBITDA differs from the most comparable GAAP measure, net income / (loss), primarily because it does not include interest, income taxes, depreciation of property, plant and equipment, and amortization of intangible assets. Adjusted EBITDA adjusts EBITDA for items such as one-time transaction costs, asset impairment charges, and fair value changes in the warrant liability.

The following tables show a reconciliation of net loss to EBITDA and Adjusted EBITDA for the three months ended March 31, 2023 and 2022.

EBITDA and Adjusted EBITDA	Three months ended March 31, (Unaudited)
(in Millions of US dollars)	2023	2022	$ change
Net loss	$(11.99)	$(4.10)	(7.89)
Depreciation of property and equipment	$0.40	$0.42	(0.02)
Amortization of intangibles	$0.22	$0.70	(0.48)
Finance income / (expenses), net	$(0.11)	$0.01	(0.12)
Other income / (expenses), net	$(0.17)	$-	(0.17)
Foreign exchange differences, net	$0.04	$0.02	0.02
Income taxes	$0.80	$(0.66)	1.46
EBITDA	$(10.81)	$(3.61)	(7.20)
Net change in warrant liability	$(0.39)	$(8.38)	7.99
Adjusted EBITDA	$(11.20)	$(11.99)	0.79

Adjusted Net Loss

This supplemental non-GAAP measure is provided to assist readers in determining our financial performance. We believe this measure is useful in assessing performance and highlighting trends on an overall basis. Adjusted Net Loss differs from the most comparable GAAP measure, net loss, primarily because it does not include one-time transaction costs, asset impairment charges and warrant liability changes. The following table shows a reconciliation of net loss to Adjusted Net Loss for the three months ended March 31, 2023 and 2022.

Adjusted Net Loss	Three months ended March 31, (Unaudited)
(in Millions of US dollars)	2023	2022	$ change
Net loss	$(11.99)	$(4.10)	(7.89)
Net change in warrant liability	$(0.39)	$(8.38)	7.99
Adjusted Net Loss	$(12.38)	$(12.48)	0.10